Exhibit 10.32

ASSET SALE AGREEMENT

PURCHASE OF THE ASSETS OF

WALA, INC.

BY

DATA443 RISK MITIGATION, INC.

January 31, 2021

ASSET SALE AGREEMENT

I

PARTIES

THIS ASSET SALE AGREEMENT (the “Agreement”) is entered into effective as of the 31st day of January 2021 (the “Effective Date”), by and between DATA443 RISK MITIGATION, INC., a North Carolina corporation (“Buyer”); and, each and all of those persons identified on Exhibit I, attached hereto and incorporated herein by reference, and each referred to herein individually as a “Noteholder”, and collectively as the “Noteholders” or the “Sellers”. Buyer and each of the Noteholders are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. Noteholders previously entered into a transaction with WALA, INC., a Louisiana corporation, d/b/a Arcmail Technology (“Debtor”) under which, among other things, Debtor issued a series of its promissory notes in favor of the Noteholders, with each of the notes having an effective date of 01 September 2014 (collectively, the “Notes”), in the original principal balances set forth on Exhibit I.

B. The Notes were secured by, among other things, the grant of a blanket security interest in all of the assets of Debtor (the “Collateral”), with said security interest perfected pursuant to that certain (i) Security Agreement by and among the Debtor, the CEO of Debtor, Rory Welch (“Welch”), and Noteholders, dated 01 September 2014 (the “Debtor Security Agreement”); and, (ii) UCC-1 Financing Statement #09-1249787, dated 10 October 2014 and filed in the State of Louisiana (the “Financing Statement”).

C. All obligations owed by the Debtor to the Noteholders under the Notes are referred to herein as the “Indebtedness”.

D. On 07 February 2019 Buyer entered into an Exclusive License and Management Agreement (the “License Agreement”) with Debtor under which Buyer was granted the exclusive right and license to receive all benefits from the marketing, selling, and licensing of the business conducted by Debtor under the name ArcMail (collectively, the “ArcMail Business”), which assets were included as part of the Collateral.

E. Buyer has continued to act under the License Agreement and operate the ArcMail Business and remit proceeds, at various times, to Debtor for repayment of the Indebtedness, and directly to Noteholders for repayment of the Indebtedness.

F. Debtor is in default of its obligations under the Notes, and all of such obligations are now past due and payable.

G. Sellers have initiated a dation en paiement under Louisiana law (the “Dation”), under which Sellers will enforce its remedies against Debtor and the Collateral, resulting in Seller having clear and unencumbered title to the Collateral.

H. Subject to the terms and conditions of this Agreement, and conditioned on the successful completion of the Dation, Buyer has agreed to purchase from Sellers, and Sellers have agreed to sell to Buyer, all of Sellers’ and Debtor’s right, title and interest in the Purchased Assets (as defined below).

I. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

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III

DEFINED TERMS AND INTERPRETATION

3.1 Definitions. The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them.

“BriteForce Assets” means all computer programs/software, algorithms, intellectual property, business plans, customers, contracts, customer information and data, domain names, websites, phone numbers, and all computer drives, devices or storage units on which the BriteForce programs and intellectual property is stored, operating and or maintained.

“Code” means the Internal Revenue Code of 1986, as amended.

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, hypothecation, security interest, preference, priority, right of first refusal, condition, limitation or restriction of any kind or nature whatsoever (whether absolute or contingent).

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money; (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or debt securities and warrants or other rights to acquire any such instruments or securities; and, (c) all Indebtedness of others referred to in clauses (a) and (b) hereof guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), (iv) to grant an Encumbrance on property owned or acquired by such Person, whether or not the obligation secured thereby has been assumed, or (v) otherwise to assure a creditor against loss.

“Intellectual Property” means all of the following anywhere in the world and all legal rights, title or interest in, under or in respect of the following arising under applicable law, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including all renewals: (a) all patents and applications for patents and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part; (b) all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights; (c) all mask works, mask work registrations and mask work applications and all other corresponding rights; (d) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing; (e) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data, trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind; (f) all computer software (including source and object code), firmware, development tools, algorithms, files, records, technical drawings and related documentation, data and manuals; (g) all databases and data collections; (h) all other proprietary rights; and (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

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“Liability” includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

“Loss” means any loss, Proceeding, Judgment, damage, fine, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury, Liability, Tax, Encumbrance or other cost or expense whatsoever, whether or not involving the claim of another person.

“Material Adverse Effect” means any event, change, circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on the ArcMail Business, Purchased Assets, Assumed Liabilities, financial condition, operating results or operations of the ArcMail Business, taken as a whole; provided, however, that the following shall not be deemed by itself to constitute a Material Adverse Effect: effects caused by changes or circumstances affecting general market conditions in the U.S. or foreign economies or which are generally applicable to the industry in which the ArcMail Business operates.

“Tax” means (a) any federal, state, local, foreign or other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental (including taxes under Section 59A of the Code), capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment or social security or other tax of whatever kind (including any fee, assessment or other charges in the nature of or in lieu of any tax) that is imposed by any governmental authority, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (c) any items described in this paragraph that are attributable to another Person but that the Debtor Companies are liable to pay by Law, by Contract or otherwise, whether or not disputed.

“Ordinary Course of Business” shall mean an action taken by a person only if: (a) such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person; (b) such action is not required to be authorized by the board of directors of such person (or by any person or group of persons exercising similar authority); and, (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such person.

“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority or arbitrator.

“Transaction Documents” means, collectively, the Bill of Sale; the IP Assignments; the Security Agreement; and, all other documents and agreements required to be delivered at the Closing.

3.2 Accounting Terms and Determinations. All accounting terms used in this Agreement and not otherwise defined shall have the meaning accorded to them in accordance with GAAP and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied. When used herein, the term “financial statements” shall include the notes and schedules attached thereto. The term “GAAP” means generally accepted accounting principles consistently applied as in effect from time to time.

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3.3 Interpretation.

3.3.1. Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

3.3.2. Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

3.3.3. Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

3.3.4. Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

3.3.5. Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

3.3.6. Time. All Parties agree that time is of the essence as to this Agreement.

3.3.7. Governing Law. Except where the application of Article 9 is specifically provided for, this Agreement shall be governed by the laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the appropriate court in Wake County, North Carolina, shall be the sole jurisdiction and venue for the bringing of such action.

3.4 Additional Definitions and Interpretation Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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IV

THE TRANSACTION

4.1 Purchase and Sale of Purchased Assets. As a direct result of the successful completion of the Dation, and further pursuant to Article 9 of the Uniform Commercial Code as adopted by the State of Louisiana, as amended from time-to-time (“Article 9”), and in accordance with the provisions of this Agreement, Sellers hereby agree to irrevocably sell, convey, assign, and transfer to Buyer, and Buyer hereby agrees to purchase and acquire from Sellers, all right, title and interest of Sellers and Debtor, free and clear of any and all Encumbrances other than those expressly permitted hereunder, in and to all of the properties and assets listed on Exhibit 4.1, attached hereto and incorporated herein by reference, wherever located (collectively, the “Purchased Assets”), “as is”, “where is”, without recourse other than as provided and limited in Article XI of this Agreement, and without representations or warranties of any kind, express or implied, including, without limitation, any warranties as to title, possession, existence, quiet enjoyment, noninfringement, merchantability, value, useful life, fitness for intended use, or similar representations and warranties, other than the representations and warranties set forth in Article V of this Agreement.

4.2 Excluded Assets. Notwithstanding anything to the contrary in Section 4.1 or elsewhere in this Agreement, other than the BriteForce Assets, which shall be considered Excluded Assets (as defined below), all assets of Debtor not named as a Purchased Asset or otherwise related to the Purchased Assets are excluded from the Purchased Assets (collectively, the “Excluded Assets”). For the avoidance of doubt, all assets related to the ArcMail Business, and all Intellectual Property of Debtor, are to be specifically included as part of the Purchased Assets, except, however, the BriteForce Assets are not Purchased Assets, and are instead, Excluded Assets.

4.3 Assumed Liabilities. Notwithstanding any other provision, the transfer of the Purchased Assets pursuant to this Agreement does not include the assumption of any Liability related to the Purchased Assets, other than the obligation to pay the Purchase Price pursuant to Section 4.5, below. Buyer assumes the liabilities arising out of the Purchased Assets and the operation of the ArcMail Business from and after the Closing Date.

4.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement or any other writing to the contrary, and regardless of any information disclosed to Buyer or any of its Affiliates or representatives, Buyer does not assume and has no responsibility for any Liabilities arising out of or relating to any Liabilities of Debtor or Sellers other than the Assumed Liabilities specifically listed in Section 4.3 (such unassumed Liabilities, the “Excluded Liabilities”).

4.5 Purchase Price and Payment. As consideration for the transactions contemplated by this Agreement, Buyer shall pay to Sellers a total purchase price (the “Purchase Price”) in the amount of One Million Four Hundred Four Thousand Dollars ($1,404,000), as evidenced by the promissory notes in the same form as Exhibits 4.5(a)-(c) attached hereto, and payable in accordance with the following:

(a) Payments shall commence on the thirtieth (30th) day following Closing and continue thereafter on the same day of each successive month for a total of sixty (60) months, as follows:

Months	Payment
1-12	$10,000
13-24	$15,000
25-36	$20,000
37-48	$30,000
49-60	$42,000

The Payments shall be split among the Sellers as provided in the promissory notes in the same form as Exhibits 4.5(a)-(c) attached hereto.

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(b) Each payment shall be in the form of a wire transfer of immediately available funds, sent to Sellers.

(c) A Seller’s wire instructions may be amended at any time by written notice from such Seller to Buyer.

4.6 Security for Payment. Prompt payment of the Purchase Price shall be secured by a Security Agreement in the form attached hereto as Exhibit 4.6 and incorporated herein by reference (the “Security Agreement”).

4.7 Right to Offset. In the event Buyer determines that payment of any Excluded Liability is necessary or desirable to allow the ArcMail Business, as acquired by Buyer hereunder, to continue on an uninterrupted basis, then Buyer shall be required to give Sellers fifteen (15) days prior written notice, which notice shall set forth the amount and identity of the Excluded Liability it proposes to pay (the “Proposed Payment”). If Sellers shall not have paid such Proposed Payment within such fifteen (15) day period or taken reasonable steps to contest such Proposed Payment where Sellers have reasonable basis to contest such Proposed Payment, then Buyer may remit payment of the Proposed Payment and offset the amount of such Proposed Payment against amounts then or thereafter due Sellers for the Purchase Price.

4.8 Allocation of Purchase Price. The Purchase Price will be allocated in accordance with Schedule 4.8, attached hereto and incorporated herein by reference. After Closing the Parties will make consistent use of the allocation, fair market values and useful lives specified in Schedule 4.8 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. In any Proceeding related to the determination of any Tax, neither Buyer nor any of the Sellers will contend or represent that such allocation is not a correct allocation.

V

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller, for himself/herself/itself, as appropriate, represents and warrants to Buyer that the representations and warranties contained in this Article V are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article V), except as otherwise expressly provided for to contrary herein:

5.1 Organization and Good Standing. Seller’s principal place of business is reflected on Exhibit I, and if an entity, is duly formed, validly existing and in good standing under the laws of the state in which it was formed, having all requisite company power and authority to execute, deliver, and perform the transactions contemplated hereby.

5.2 Execution and Performance of Agreement. Seller has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by Seller in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and Seller has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Seller of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid, binding, and enforceable obligation of Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

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5.3 Effect of Agreement. As of the Closing, the consummation by Seller of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Seller or the Purchased Assets;

(b) Violate (i) the terms of the formation or organizational documents of Seller; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Seller or to which Seller is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the Purchased Assets under any agreement, commitment, contract (written or oral) or other instrument to which Seller is a party, or by which any of the Purchased Assets is bound or affected.

5.4 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Transaction Documents and the performance of any obligations contemplated thereby.

5.5 Title. At or before Closing, as a direct result of the Dation, (a) Seller will have clear legal ownership of and title to all of the Purchased Assets, free and clear of all Encumbrances; (b) Seller shall have eliminated the rights of all others in and to the Purchased Assets; (c) Seller has not amended or modified the Note so as to limit its right to enter into this Agreement with the Buyer to sell and convey Debtor’s rights and interest in the Purchased Assets; and, (d) Seller has the right and is entitled to enforce its security interest by the Dation, and has taken all steps required under the Dation. Article 9, and applicable law, or otherwise has obtained a waiver of the right to notice from all parties entitled to such notice, to transfer to Buyer all rights and interest in the Purchased Assets, free and clear of the lien of Seller and any lien subordinate to the lien of Seller, and all other Encumbrances.

5.6 Indebtedness; Deficiency. The amount of the Indebtedness exceeds the amount of the Purchase Price. Sellers shall be entitled to receive the Purchase Price and no other payment for the Purchased Assets from Buyer, and hereby expressly waive any and all right to any further payment from Buyer for any such deficiency.

5.7 Commercially Reasonable. Sellers have acted in a commercially reasonable manner and exercised and extended their best efforts to maximize value and return from a sale of the Purchased Assets.

5.8 Proceedings. There are no pending Proceedings (a) by or against Seller that relate to the Indebtedness or related documents or related to or could reasonably be expected to affect the ArcMail Business or the Purchased Assets; or, (b) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To Seller’s Knowledge, no such Proceeding has been threatened.

5.9 Investigation. Sellers have entered into this Agreement, and as of the Closing, will be selling the Purchased Assets, based upon its own independent investigation; advice of independent legal counsel selected in its sole discretion; and, the covenants, representations, and warranties of Buyer set forth herein. Sellers are expressly not relying on any oral representations made by Buyer or any representative of Buyer.

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5.10 Disclosure. No representation or warranty of Sellers in this Agreement, or any certificate, instrument or other document delivered by or on behalf of Sellers pursuant to this Agreement or any Transaction Document to which it is a party, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

5.11 Advice of Changes. Between the Effective Date and the Closing Date, Sellers shall promptly advise Buyer in writing of any fact which, if existing or known at the Effective Date, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the Effective Date, would have made any of the representations contained herein untrue.

VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the representations and warranties contained in this Article VI are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article VI), except as otherwise expressly provided for to contrary herein:

6.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

6.2 Authorization.

6.2.1. Operation of Business. Buyer has the corporate power and authority to own and operate its properties and to carry on its business as now being conducted. Buyer has the corporate authority to enter into, execute, and deliver this Agreement, and the agreements referred to herein, and to consummate the transactions contemplated hereunder.

6.2.2. Execution of Agreement. Buyer has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement and each of the Transaction Documents to which it is a party, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations have been secured which are necessary to authorize the execution, delivery and performance by Buyer of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with the respective terms.

6.3 Effect of Agreement. As of the Closing, the consummation by Buyer of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon Buyer;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of Buyer; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Buyer or to which Buyer is subject; or

(c) Accelerate or constitute an event entitling the holder of any indebtedness of Buyer to accelerate the maturity of such indebtedness; or

(d) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the assets of Buyer or any other assets of Buyer under any agreement, commitment, contract (written or oral) or other instrument to which Buyer is a party, or by which any of its assets (or any part thereof) is bound or affected.

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6.4 Legal Proceedings. There is no Proceeding pending or, to Buyer’s knowledge, threatened, against Buyer that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

6.5 Investigation. Buyer has entered into this Agreement, and as of the Closing, will be purchasing the Purchased Assets, based upon its own independent investigation; advice of independent legal counsel selected in its sole discretion; and, the covenants, representations, and warranties of Sellers set forth herein. Buyer is expressly not relying on any oral representations made by Seller or any representative of Sellers.

6.6 Disclosure. No representation or warranty of Buyer in this Agreement, or any certificate, instrument or other document delivered by or on behalf of Buyer pursuant to this Agreement or any Transaction Document to which it is a party, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

6.7 Advice of Changes. Between the Effective Date and the Closing Date, Buyer shall promptly advise the Sellers’ Representative in writing of any fact which, if existing or known at the Effective Date, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the Effective Date, would have made any of the representations contained herein untrue.

VII

PRE-CLOSING OBLIGATIONS

7.1 Dation and Article 9 Obligations. Sellers shall take all action necessary to comply with the requirements of the Dation and Article 9 in order to obtain ownership of the Purchased Assets, free and clear of all Encumbrances; effect the transactions hereunder; and, otherwise satisfy its obligations hereunder.

7.2 Mutual Obligations. The Parties agree as follows with respect to the period from and after the Effective Date up to and including the Closing:

7.2.1. General. Each of the Parties will use its respective best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of all conditions for Closing established herein).

7.2.2. Notice of Proceedings. Each Party shall promptly notify the other Party, in writing, of any pending or, to the knowledge of such Party, threatened Proceeding by any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder; (ii) seeking to restrain or prohibit the consummation of the transactions contemplated hereunder or otherwise limit the right of Buyer to own or operate all or any portion of the ArcMail Business or Purchased Assets; or, (iii) which could have a Material Adverse Effect on the transaction envisioned hereunder. From the Effective Date until the earlier of the Closing Date or the termination of this Agreement, the Parties shall promptly consult with each other to provide any necessary information with respect to (and, in the case of correspondence, provide the other party copies of), all such Proceedings. If a Party receives a request for additional information or documentary material or any similar demand from any person with respect to the transactions contemplated by this Agreement, then such Party shall use commercially reasonable efforts to make, or cause to be made, promptly and after consultation with the other Party, an appropriate response in compliance with such request.

7.2.3. Notice of Events. Until the Closing, each Party will give prompt notice to the other Party of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty of that Party contained in this Agreement to be untrue or inaccurate in any material respect; (b) any failure to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by the Party under this Agreement; and, (c) the failure of any condition precedent to the Party’s obligations under this Agreement. No notification pursuant to this Section 7.2.3. will be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit or otherwise affect any rights or remedies available to the impacted Party.

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7.3 Ordinary Course of Business. Buyer hereby covenants and agrees that, prior to the Closing, unless the prior written consent of Sellers shall have been obtained, and except as otherwise contemplated in this Agreement, Buyer shall operate the ArcMail Business only in the usual, regular, and Ordinary Course of Business and in accordance with its prior practices, and shall use its reasonable best efforts to preserve intact the ArcMail Business. In connection therewith, prior to Closing, Buyer shall not (i) mortgage, pledge or otherwise subject to any material lien or lease, any portion of the Purchased Assets in its possession, or permit or suffer any such property or asset to be subjected to any material lien or lease; or, (ii) dispose of any portion of the Purchased Assets in its possession, except in the Ordinary Course of Business consistent with its prior practice.

7.4 Conditions to the Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Buyer, in whole or in part):

7.4.1. Accuracy of Representations and Warranties. The representations and warranties of Sellers in this Agreement must have been true and correct in all respects as of the Effective Date and must be true and correct in all material respects as of the Closing Date.

7.4.2. Performance of Covenants. All of the covenants and obligations that Sellers are required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all respects.

7.4.3. Consents. All consents required by Sellers must have been obtained and must be in full force and effect, and all applicable waiting periods, if any, shall have expired or been terminated.

7.4.4. No Proceedings. There must not have been commenced or threatened any Proceeding, that in any case could (i) prevent, make illegal or restrain the consummation of, or otherwise materially alter, any of the transactions contemplated by this Agreement; or, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

7.4.5. No Material Adverse Effect. Since the Effective Date there must not have been any Material Adverse Effect.

7.4.6. Transaction Documents. Sellers must have delivered or caused to be delivered each of the Transaction Documents they are required to deliver.

7.4.7. Completion of Dation. Seller shall have successfully completed the Dation, and own the Purchased Assets free and clear of all Encumbrances.

7.5 Conditions to the Obligation of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

7.5.1. Accuracy of Representations and Warranties. The representations and warranties of Buyer in this Agreement must have been true and correct in all respects as of the Effective Date, and must be true and correct in all material respects as of the Closing Date.

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7.5.2. Performance of Covenants. All of the covenants and obligations that Buyer is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects.

7.5.3. Consents. All consents required by Buyer must have been obtained and must be in full force and effect, and all applicable waiting periods, if any, shall have expired or been terminated.

7.5.4. No Proceedings. There must not have been commenced or threatened any Proceeding, that in any case could (i) prevent, make illegal or restrain the consummation of, or otherwise materially alter, any of the transactions contemplated by this Agreement; or, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

7.5.5. No Material Adverse Effect. Since the Effective Date there must not have been any Material Adverse Effect.

7.5.6. Transaction Documents. Buyer must have delivered or caused to be delivered each of the Transaction Documents it is required to deliver.

VIII

TERMINATION

8.1 Termination Events. This Agreement may, by written notice given before the Closing, be terminated by:

(a) mutual consent of all Parties;

(b) Buyer (so long as the Buyer is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if there has been a breach of any of Sellers’ representations, warranties, covenants or agreements contained in this Agreement, and which breach has not been cured or cannot be cured within ten (10) days after the notice of the breach from Buyer;

(c) Sellers (so long as no Seller is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if there has been a breach of any of Buyer’s representations, warranties, covenants or agreements contained in this Agreement, and which breach has not been cured or cannot be cured within ten (10) days after the notice of breach from any Seller; or

(d) Buyer if there has been a Material Adverse Effect.

8.2 Effect of Termination. Each Party’s rights of termination under Section 8.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such rights of termination is not an election of remedies. If this Agreement is terminated pursuant to Section 8.1, this Agreement and all rights and obligations of the Parties under this Agreement automatically end without liability against any Party or its Affiliates, except that Article XII and this Section 8.2 will remain in full force and survive any termination of this Agreement. If this Agreement is terminated by a Party because of the breach of this Agreement by the other Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

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IX

CLOSING

9.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Buyer on the date as agreed upon by the Parties. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

9.2 Closing Deliveries.

9.2.1. By Sellers. At the Closing, Sellers will deliver or cause to be delivered to Buyer:

(a) A bill of sale in substantially the form of Exhibit 9.2.1.(a), attached hereto and incorporated herein by reference (the “Bill of Sale”), executed by Sellers;

(b) Assignments of all Purchased Intellectual Property in substantially the form of Exhibit 9.2.1.(b), attached hereto and incorporated herein (the “IP Assignments”), executed by Sellers;

(c) Release of the Purchased Assets from the Financing Statement in the form of Exhibit 9.2.1.(c), attached hereto and incorporated herein by reference (the “Termination Statement”); and

(d) Such other documents, instruments and agreements as Buyer reasonably requests for the purpose of consummating the transactions contemplated by this Agreement.

9.2.2. By Buyer. At the Closing, Buyer will deliver or cause to be delivered to Sellers:

(a) Executed versions of the Transaction Documents which require Buyer’s execution, including, without limitation, the Security Agreement;

(b) A new UCC-1 financing statement covering the Purchase Assets in substantially the form of Exhibit 9.2.2.(b), attached hereto and incorporated herein by reference; and

(c) Such other documents, instruments and agreements as Sellers reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

X

POST-CLOSING OBLIGATIONS AND AGREEMENTS

10.1 Consents and Filings; Reasonable Efforts; Notification. Buyer’s counsel shall prepare and deliver to Sellers for its approval all documents reasonably necessary to terminate Sellers’ original security interest and shall thereafter file such documents on Sellers’ prior written approval to do so. Buyer shall bear any expense incurred in dealing with any domestic or foreign government or regulatory agency in transferring Debtor’s right, title and interest in any of the Purchased Assets.

10.2 Brokers. Each Party represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder’s fee or other commission. Each Party agrees to indemnify and hold harmless the other Parties hereto with respect to any claim for any brokerage or finder’s fee or other commission.

10.3 Tax Matters. Buyer shall pay in a timely manner all applicable sales, use, transfer, conveyance, documentary, recording, notarial, value added, excise, registration, stamp, gross receipts and similar Taxes and fees (“Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Transaction Documents, including expenses and fees relating to registering Purchased Intellectual Property in the name of Buyer or its designee. Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes, provided that Sellers will be permitted to prepare and file any such Tax Returns that are the primary responsibility of the Seller under applicable law.

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10.4 Public Announcements. Each Party agrees not to issue any press release or make any other public announcement relating to this Agreement without the prior written approval of the other Party (with said approval not to be unreasonably withheld), except that each Party reserves the right, without the other Party’s prior consent, to make any public disclosure it believes in good faith is required by applicable securities laws or securities listing standards (in which case the disclosing party agrees to use reasonable efforts to advise the other Party prior to making such disclosure. Any other public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued at such time and in such manner as Buyer determines after consultation with the Sellers’ Representative. Buyer and the Sellers’ Representative will consult with each other concerning the means by which the employees, customers, suppliers and others having dealings with the ArcMail Business will be informed of the transactions contemplated by this Agreement, and Buyer has the right to be present for any such communication.

10.5 Assistance in Proceedings. From and after the Closing, at the reasonable request of Buyer and subject to customary confidentiality restrictions, Sellers shall reasonably cooperate with Buyer and its counsel in the contest or defense of, and make reasonably available its personnel and provide any testimony and reasonable access to its books and records, during normal business hours on at least three (3) business days’ prior written notice; in connection with, any Proceeding involving or relating to (i) any of the transactions contemplated by this Agreement; or, (ii) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the ArcMail Business; provided, that Buyer shall reimburse Sellers for all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith.

10.6 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 10.6. In furtherance of the foregoing, from and after the Closing Date, in the event that Debtor retains, owns, or has any interest in any assets which are used by (or reasonably expected to be used) and required for the ArcMail Business, the Parties will work together in good faith to transfer such assets (or interests therein) in a manner consistent with the terms of this Agreement or take such other commercially reasonable action as is necessary to effect this Agreement.

XI

INDEMNIFICATION

11.1 Indemnification by Sellers. NOTWITHSTANDING ANYTHING TO THE CONTRARY ANYWHERE IN THIS AGREEMENT OR IN ANY OF THE TRANSACTION DOCUMENTS, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE XI, SELLERS SHALL HAVE NO LIABILITY TO BUYER FOR ANY INDEMNIFICATION OBLIGATION. Subject to this limitation and as expressly set forth in Section 11.6, below, Sellers will jointly and severally indemnify and hold harmless Buyer and its respective directors, officers, equity owners, employees, agents, consultants and other advisors and representatives (collectively, the “Buyer Indemnified Parties”) from and against, and will pay to the Buyer Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Buyer Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of Sellers contained in this Agreement or any Transaction Document;

(b) any nonfulfillment, nonperformance or other breach of any covenant or agreement of Sellers contained in this Agreement or any Transaction Document;

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(c) any Excluded Liability and any other Liability, whether arising before or after the Closing, arising from or relating to the ownership or operation of the ArcMail Business or the Purchased Assets before the Closing that is not an Assumed Liability;

(d) any liability or loss arising from the termination of this Agreement by either Party (other than through the failure of Buyer to comply fully with its obligations under this Agreement); and

(e) any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (d) above.

11.2 Indemnification by the Buyer. Subject to the limitations expressly set forth in Section 11.6, below, Buyer will indemnify and hold harmless Sellers and their respective directors, officers, equity owners, employees, agents, consultants and other advisors and representatives (collectively, the “Seller Indemnified Parties”) from and against, and will pay to the Seller Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Seller Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or any Transaction Document;

(b) any nonfulfillment, nonperformance or other breach of any covenant or agreement of Buyer contained in this Agreement or any Transaction Document;

(c) any Assumed Liability and any other Liability arising from or relating to the ownership or operation of the ArcMail Business or the Purchased Assets after the Closing that is not an Excluded Liability; and,

(d) any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (c) above.

11.3 Claim Procedure. A Party that seeks indemnity under this Article XI (an “Indemnified Party”) will give written notice (a “Claim Notice”) to the Party from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party; (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party; and, (iii) a demand for payment of those Losses.

(a) Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either:

(i) agree that the Indemnified Party is entitled to receive all of the Losses at issue in the Claim Notice; or

(ii) dispute the Indemnified Party’s entitlement to indemnification by delivering to the Indemnified Party a written notice (an “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

(b) If the Indemnifying Party fails to take either of the foregoing actions within thirty (30) days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice and the Indemnifying Party will be deemed to have irrevocably agreed to pay the Losses at issue in the Claim Notice.

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(c) If the Indemnifying Party delivers an Objection Notice to the Indemnified Party within thirty (30) days after delivery of the Claim Notice, then the dispute may be resolved by any legally available means consistent with the provisions of this Agreement.

(d) Any indemnification pursuant to this Article XI will be effected by wire transfer of immediately available funds to an account designated by the Indemnified Party.

(e) The foregoing indemnification payments and transfers will be made within five (5) business days after the date on which (i) the amount of such payments are determined by mutual agreement of the Parties; (ii) the amount of such payments are determined pursuant to Section 11.3(b) if an Objection Notice has not been timely delivered in accordance with Section 11.3(a); or, (iii) both such amount and the Indemnifying Party’s obligation to pay such amount have been finally determined by a final judgment of a court having jurisdiction over such proceeding (the “Final Determination”) if an Objection Notice has been timely delivered in accordance with Section 11.3(b).

11.4 Third Party Claims.

(a) Without limiting the general application of the other provisions of this Article XI, if another Person not a party to this Agreement alleges facts that, if true, would mean that a Party has breached its representations and warranties in this Agreement, the Party for whose benefit the representations and warranties are made will be entitled to indemnity for those allegations and demands and related Losses under and pursuant to this Article XI. If the Indemnified Party seeks indemnity under this Article XI in respect of, arising out of or involving a claim or demand, whether or not involving a Proceeding, by another Person not a party to this Agreement (a “Third Party Claim”), then the Indemnified Party will include in the Claim Notice (i) notice of the commencement or threat of any Proceeding relating to such Third Party Claim within thirty (30) days after the Indemnified Party has received written notice of the commencement or threat of the Third Party Claim; and, (ii) the facts constituting the basis for such Third Party Claim and the amount of the damages claimed by the other Person, in each case to the extent known to the Indemnified Party. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation under this Agreement except to the extent the Indemnifying Party has been materially prejudiced by the delay or other deficiency.

(b) Within thirty (30) days after the Indemnified Party’s delivery of a Claim Notice under this Section 11.4, the Indemnifying Party may assume control of the defense of such Third Party Claim by giving to the Indemnified Party written notice of the intention to assume such defense, but if and only if the Indemnifying Party further:

(i) acknowledges in writing to the Indemnified Party that any Losses that may be assessed in connection with the Third Party Claim constitute Losses for which the Indemnified Party will be indemnified pursuant to this Article XI without contest or objection and that the Indemnifying Party will advance all expenses and costs of defense; and

(ii) retains counsel for the defense of the Third Party Claim reasonably satisfactory to the Indemnified Party and furnishes to the Indemnified Party evidence satisfactory to the Indemnified Party that the Indemnifying Party has and will have sufficient financial resources to fund on a current basis the cost of such defense and pay all Losses that may arise under the Third Party Claim.

(c) However, if Sellers are the Indemnifying Party, in no event may the Indemnifying Party assume, maintain control of, or participate in, the defense of any Third Party Claim (A) involving criminal liability; (B) in which any relief other than monetary damages is sought against the Indemnified Party; or, (C) in which the outcome of any judgment or settlement in the matter could reasonably be expected to materially adversely affect the Indemnified Party’s tax liability or the ability of the Indemnified Party to conduct its business. An Indemnifying Party will lose any previously acquired right to control the defense of any Third Party Claim if for any reason the Indemnifying Party ceases to actively, competently and diligently conduct the defense.

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(d) If the Indemnifying Party does not, or is not able to, assume or maintain control of the defense of a Third Party Claim in compliance with Section 11.4(b), the Indemnified Party will have the right to control the defense of the Third Party Claim. For avoidance of doubt, it is expressly understood that Sellers have no obligation whatsoever to assume, control or otherwise defend a Third Party Claim. If the Indemnified Party controls the defense of the Third Party Claim, the Indemnifying Party agrees to pay to the Indemnified Party all reasonable attorneys’ fees and other costs and expenses of defending the Third Party Claim promptly upon the determination that the Indemnified Party is entitled to indemnification by the Indemnifying Party pursuant to this Agreement to be satisfied solely to the extent set forth in Section 11.6 below. To the extent that the Third Party Claim does not constitute a claim under this Section 11.4, the Party not controlling the defense (the “Noncontrolling Party”) may participate therein at its own expense. However, if the Indemnifying Party assumes control of such defense as permitted above and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to the Third Party Claim, then the reasonable fees and expenses of counsel to the Indemnified Party will be considered and included as “Losses” for purposes of this Agreement. The party controlling the defense (the “Controlling Party”) will reasonably advise the Noncontrolling Party of the status of the Third Party Claim and the defense thereof and, with respect to any Third Party Claim that does not relate to a Special Claim, the Controlling Party will consider in good faith recommendations made by the Noncontrolling Party. The Noncontrolling Party will furnish the Controlling Party with such information as it may have with respect to such Third Party Claim and related Proceedings (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist in the defense of the Third Party Claim.

(e) The Indemnifying Party will not agree to any settlement of, or consent to the entry of any Judgment (other than a Judgment of dismissal on the merits) arising from, any such Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or any judgment and such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability. The Indemnified Party will not agree to any settlement of, or the entry of any Judgment (other than a Judgment of dismissal on the merits) arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(f) Notwithstanding the provisions of Section 3.3.7., the Parties consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought by another person against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to the Proceeding or the matters alleged therein.

11.5 Survival.

(a) All representations and warranties contained in this Agreement or in any Transaction Document will survive the Closing until the second anniversary of the Closing Date.

(b) All claims for indemnification under this Article XI must be asserted prior to the expiration of the survival period set forth in Section 11.5(a); provided, however, that if an Indemnified Party delivers to an Indemnifying Party, before expiration of the applicable survival period of a representation or warranty as set forth in Section 11.5(a), either a Claim Notice based upon a breach of any such representation or warranty, or a notice that, as a result of a claim or demand made by a Person not a party to this Agreement, the Indemnified Party reasonably expects to incur Losses, then the applicable representation or warranty will survive until, but only for purposes of, the resolution of the matter covered by such notice. If the claim with respect to which such notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party will promptly so notify the Indemnifying Party.

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11.6 Limitations on Liability.

(a) Neither Sellers nor Buyer is liable under this Article XI unless and until the aggregate Losses for which they, respectively, would otherwise be liable under this Agreement exceed Fifty Thousand Dollars ($50,000), at which point Sellers or Buyer, as applicable, is liable for the aggregate Losses and not just amounts in excess of that sum; provided, however, that (subject to Section 11.6(b)) the maximum aggregate amount of all Losses for which Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to this Article XI shall not exceed Five Hundred Thousand Dollars ($500,000.00), referred to herein as the “Indemnification Cap”.

(b) Nothing in this Agreement will limit the Liability of a Party to the other Party for fraud or willful misconduct by such Party.

(c) In no event will any Party be liable under this Agreement to any other Party or other Person for special, incidental, punitive or consequential damages (including lost profits) in connection with any claims, losses, damages or injuries arising out of the conduct of such party pursuant to this Agreement regardless of whether the nonperforming party was advised of the possibility of such damages or not. The exclusion of special, incidental, punitive or consequential damages as set forth in the preceding sentence will not apply to any such damages recovered by third parties against a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, in connection with Losses that may be indemnified under this Agreement.

(d) This Article XI shall be the sole and exclusive remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties for monetary damages with respect to any and all claims relating to this Agreement, any Transaction Document, or the transactions contemplated by this Agreement or any Transaction Document.

XII

ADDITIONAL PROVISIONS

12.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

12.2 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

12.3 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

12.4 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses (including expert witness fees) of the prevailing Party in such amount as the may be determined. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

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12.5 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

12.6 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

12.7 No Third Party Beneficiaries. There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

12.8 Consents, Approvals, and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires consent or approval to be given by a Party, or a Party must or may exercise discretion, the Parties agree that such consent or approval shall not be unreasonably withheld, conditioned, or delayed, and such discretion shall be reasonably exercised. Except as otherwise provided herein, if no response to a consent or request for approval is provided within ten (10) days from the receipt of the request, then the consent or approval shall be presumed to have been given.

12.9 Notices.

12.9.1. Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, twenty-four (24) hours after transmission; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

12.9.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

12.9.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 12.9.

12.10 Disputes. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

12.11 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 12.11 shall not include any obligation to incur substantial expense or liability.

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XIII

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties in, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

[SIGNATURES BEGIN ON NEXT PAGE]

BUYER:

DATA443 RISK MITIGATION, INC.,
a North Carolina corporation

BY:

Jason Remillard

TITLE:	President

DATED:

NOTEHOLDERS:

HFST, L.L.C.		SOMMS, L.L.C.

By:		By:
	Manager		Howard F. Sklar
Its:	Trustee	Its:	Manager

2020 NOTEHOLDERS, LLC

By:
Ross P. Barrett
Its:	Manager

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EXHIBIT I

NOTEHOLDERS

Noteholder Name and Address:	Original Principal Amount:

HFST, L.L.C.	$861,333.00

SOMMS, L.L.C.	$124,366.00

2020 Noteholders, LLC	$2,133,302

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EXHIBIT 4.1

PURCHASED ASSETS

Any and all assets reasonably related to the ArcMail Business, including, without limitation:

(a) All such assets already in the possession of Buyer other than the BriteForce Assets;

(b) All customers and clients of the ArcMail Business, other than the BriteForce clients;

(c) All Intellectual Property, except the BriteForce Assets; and

(d) All other intangible rights, including all goodwill associated with the ArcMail Business or the Purchased Assets, except the BriteForce Assets;

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EXHIBIT 4.5(a), (b), & (c)

PROMISSORY NOTES

[see attached]

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EXHIBIT 4.6

SECURITY AGREEMENT

[see attached]

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EXHIBIT 9.2.1.(a)

BILL OF SALE

[see attached]

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EXHIBIT 9.2.1.(b)

IP ASSIGNMENTS

[see attached]

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EXHIBIT 9.2.1.(c)

TERMINATION STATEMENT

[see attached]

26

EXHIBIT 9.2.2.(b)

NEW FINANCING STATEMENT

[see attached]

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